UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2021

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, the Board of Directors of Parker-Hannifin Corporation (the “Company”) elected Jillian C. Evanko and Lance M. Fritz as Directors of the Company, effective immediately, for terms expiring at the Annual Meeting of Shareholders in October 2021. The Board of Directors expects to determine committee assignments for Ms. Evanko and Mr. Fritz in October 2021, prior to the expiration of their current terms. Ms. Evanko and Mr. Fritz are not parties to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Ms. Evanko and Mr. Fritz are eligible to participate in the non-employee Director’s compensation arrangements described in the Company’s Proxy Statement for its 2020 Annual Meeting of Shareholders, including receipt of a pro-rated award of restricted stock units (RSUs).
On January 27, 2021, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with each of Ms. Evanko and Mr. Fritz. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors and officers that is filed as Exhibit 10(e) to the Company’s Annual Report on Form 10-K filed with the SEC on August 26, 2020.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION
By: /s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and
Secretary

Date:	January 27, 2021